UNITED STATES SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): October 22, 2009

Adaptec, Inc.
(Exact name of registrant as specified in its charter)

Delaware	0-15071	94-2748530
(State of other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification Number)

691 S. Milpitas Blvd.
Milpitas, California    95035
(Address of principal executive offices including zip code)

(408) 945-8600
(Registrant's telephone number, including area code)

      N/A
(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01: Entry into a Material Definitive Agreement.

     On October 22, 2009, Adaptec, Inc. ("Adaptec" or the "Company") entered into a prototype defined contribution plan adoption agreement (the "401(k) Retirement Plan") with Mercer HR Services, LLC, which amends and restates all previous Savings and Retirement Plans filed with the Securities and Exchange Commission. The 401(k) Retirement Plan is for eligible U.S. employees, including the Company's named executive officers. The 401(k) Retirement Plan allows participants to defer between 3% and 75% of their annual compensation on a pre-tax basis, subject to the statutory limits prescribed by the Internal Revenue Code, effective January 1, 2010. The Company matches at a 50% rate for each dollar contributed by each eligible employee on their first $6,000 contributed during the calendar year. The Company may make additional variable matching contributions to eligible employees based on the Company's performance. The matching contributions made by the Company are immediately vested. In addition, the 401(k) Retirement Plan incorporates the following provisions: "catch-up" contributions for eligible employees will be delayed until regular contributions have been maximized, effective January 1, 2010; and Hardships will be defined by the current "safe harbor" regulations issued under Section 2.26 of the 401(k) Retirement Plan, and include expenses for medical, home purchases, education, eviction/foreclosure, funeral/burial and casualty, effective October 1, 2009.

2

SIGNATURE

     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Adaptec, Inc.

By: /s/ MARY L. DOTZ Mary L. Dotz Chief Financial Officer

October 27, 2009

3